EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Verigy Ltd. (the “Company”) for the quarterly period ended July 31, 2003 filed with the Securities and Exchange Commission (the “Report”), I, Robert J. Nikl, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated results of operations of the Company for the periods presented.

Date: July 14, 2006	/s/ ROBERT J. NIKL

Robert J. Nikl
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not filed with the Securities and Exchange Commission as part of the Form 10-Q or as a separate disclosure document and is not to be incorporated by reference into any filing of the Verigy Ltd. under the Securities Act of 1933, as amended, or the Securities Exchange Act Filing of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespectively of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Verigy Ltd. and will be retained by Verigy Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.